UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

Processa Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39531	45-1539785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 21st Street, Suite 300

Vero Beach, FL 32960

(Address of principal executive offices, including zip code)

(772) 453-2899

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PCSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 28, 2026, Processa Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Processa”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Venus Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Venus Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), and Vidya Therapeutics, Inc., a Delaware corporation (“Vidya”). Also, on July 28, 2026, the transactions contemplated by the Merger Agreement were consummated, pursuant to which Merger Sub I merged with and into Vidya, with Vidya surviving and becoming a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, Vidya merged with and into Merger Sub II, with Merger Sub II surviving and remaining a wholly owned subsidiary of the Company (together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, at the closing of the Merger (the “Closing”), the Company issued to stockholders of Vidya (i) 558,398 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and (ii) 142,744.100 shares of Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) (as described below), each share of which is to become convertible into 1,000 shares of Common Stock, subject to approval by the stockholders of the Company of the Preferred Stock Conversion Proposal (as defined below). The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock are set forth in the Certificate of Designation (as defined below).

Reference is made to the discussion of the Series A Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Shares of Common Stock held by holders thereof immediately prior to the First Effective Time (as defined in the Merger Agreement) remained outstanding and were unaffected by the Merger. Immediately following the consummation of the Merger but prior to giving effect to the Financing (as defined below), assuming the conversion of shares of Series A Preferred Stock issued pursuant to the Merger Agreement into shares of Common Stock (without giving effect to any beneficial ownership limitations), pre-transaction equityholders of the Company held approximately 3% of the issued and outstanding shares of Common Stock and former equityholders of Vidya held approximately 97% of the issued and outstanding shares of Common Stock, in each case, calculated on a fully-diluted basis and based on the implied equity values of the Company and Vidya. Following the consummation of the Financing (as defined below), assuming the conversion of the PIPE Securities (as defined below) and shares of Series A Preferred Stock issued pursuant to the Merger Agreement into shares of Common Stock (in each case, without giving effect to any beneficial ownership limitations), pre-transaction stockholders of the Company hold approximately 0.9% of the issued and outstanding shares of Common Stock, former equityholders of Vidya hold approximately 46% of the issued and outstanding shares of Common Stock and the Investors (as defined below) hold approximately 52.6% of the issued and outstanding shares of Common Stock, in each case, calculated on a fully-diluted basis and based on the implied equity values of the Company and Vidya.

Pursuant to the terms of the Merger Agreement, each option to purchase Vidya common stock was assumed by the Company and converted into an option to purchase Common Stock (each, a “Parent Assumed Option”), which options are subject to exercise restrictions prior to obtaining the approval of the Parent Stockholder Matters (as defined below).

Pursuant to the Merger Agreement and the Purchase Agreement (as defined below), the Company has agreed to hold a stockholders’ meeting (the “Stockholders’ Meeting”) to submit the following matters to its stockholders for their consideration: (i) the approval in accordance with applicable rules of the Nasdaq Stock Market, LLC (the “Nasdaq”) of the conversion of the Series A Preferred Stock (including the Series A Preferred Stock issued in the Financing (as defined below)) into shares of Common Stock (the “Preferred Stock Conversion Proposal”), (ii) the approval of a 2026 Equity Incentive Plan, subject to approval by the board of directors of the Company (the “Board”), (iii) the approval of a 2026 Employee Stock Purchase Plan, and (iv) to the extent deemed necessary or advisable by the Company and/or Vidya, approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split (the matters contemplated in items (i) through (iv) collectively, the “Parent Stockholder Matters”). In connection with the Parent Stockholder Matters, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials. Holders of shares of Common Stock issued pursuant to the Merger Agreement and Parent Assumed Options will not be entitled to vote such shares in connection with the Preferred Stock Conversion Proposal in accordance with Rule 5635 of the listing rules of Nasdaq and as provided in the Merger Agreement.

Pursuant to the Merger Agreement, as promptly as practicable following the closing date of the Merger (and in any event not later than 75 days following the closing of the Financing), the Company has agreed to prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available) to register the resale of (i) the shares of Common Stock issued pursuant to the Merger Agreement and (ii) the shares of Common Stock underlying the Series A Preferred Stock issued pursuant to the Merger Agreement.

The Board unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger did not require the approval of the Company’s stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements

In connection with the execution of the Merger Agreement, the Company and Vidya entered into stockholder support agreements (the “Support Agreements”) with all of the Company’s officers and directors (solely in their capacity as stockholders). The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Parent Stockholder Matters at the Stockholders’ Meeting to be held in connection therewith, subject to and in accordance with the terms of the Support Agreements.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit D to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-Up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain officers, directors and stockholders of Vidya, and all of the directors and officers of the Company entered into lock-up agreements with the Company, pursuant to which each such person is subject to a 180-day lock-up on the sale or transfer of shares of Common Stock and Series A Preferred Stock held by each such person at the Closing, including, in the case of the specified officers, directors and stockholders of Vidya, those shares received by them in the Merger (the “Lock-Up Agreements”).

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Lock-Up Agreement, which is provided as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Securities Purchase Agreement for Private Placement of Securities

On July 28, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Investors”).

Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 163,774.679 shares of Series A Preferred Stock (the “PIPE Securities”) for an aggregate cash purchase price of approximately $200.0 million (collectively, the “Financing”). The Company intends to use the net proceeds to fund operations into the second half of 2029 and through key clinical milestones, including top-line data from Phase 2 proof-of-concept studies for food allergy, chronic spontaneous urticaria (CSU), and relapsing multiple sclerosis (RMS).

The closing of the Financing is expected to occur on July 30, 2026 (the “Financing Closing Date”), subject to the satisfaction of customary conditions to closing.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

In connection with the closing of the Financing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 75 calendar days following the Financing Closing Date. The Company is obligated to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within five business days of the date the Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review (or within 60 calendar days following the filing deadline if the SEC reviews the registration statement).

The Company has also agreed to, among other things, indemnify the Investors, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

The Merger Agreement and the Securities Purchase Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company or Vidya. Each of the Merger Agreement and the Securities Purchase Agreement contain representations, warranties and covenants that the parties thereto made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement and the Securities Purchase Agreement, respectively, between the parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of each of the Merger Agreement and the Securities Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the parties thereto, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 1.02 – Termination of a Material Definitive Agreement.

On July 23, 2026, the Company terminated its License Agreement, dated August 23, 2020 (the “Elion License Agreement”), with Elion Oncology, Inc. (“Elion”) to commercialize PCS6422, which is also referred to as NGC-Cap and was the Company’s only Next Generation cancer therapy that had reached a Phase 2 trial, by entering into a settlement (the “Settlement”) with Elion. Pursuant to the Settlement, the parties agreed to settle all claims in respect of their litigation regarding the Elion License Agreement and to terminate the Elion License Agreement without further obligation of either party, with the Company returning the PCS6422 program to Elion. In connection with the Settlement, the parties exchanged mutual releases of all claims relating to the Elion License Agreement, the PCS6422 program and the related litigation. As part of the Settlement, the Company will pay Elion the sum of $650,000 towards Elion’s attorneys’ fees and/or other out-of-pocket costs. In addition, the Company agreed to grant to Elion a non-voting equity interest equal to seven and one-half percent (7.5%) of the fully diluted pre-money equity capitalization of any newly formed entity (“NewCo”) whose assets include one or more of PCS499, PCS11-T and/or PCS12852, if the formation or spin-out of NewCo is completed within three hundred sixty-five (365) days following the effective date of the Settlement Agreement.

The Company intends to continue to develop PCS499, a drug that can be used to treat unmet medical need conditions caused by multiple pathophysiological changes. The Company also continues to have PCS11T and PCS12852 in its drug pipeline.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On July 28, 2026, the Company completed its acquisition of Vidya pursuant to the Merger Agreement. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 - Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The PIPE Securities to be issued and sold on the Financing Closing Date and shares of Common Stock and Series A Preferred Stock issued pursuant to the Merger Agreement were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof. Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. In the Merger Agreement and written consent of Vidya’s stockholders, Vidya and its stockholders also made representations regarding the knowledge and experience in financial and business matters and investment intent of Vidya’s stockholders. The PIPE Securities and shares of Common Stock and Series A Preferred Stock issued pursuant to the Merger Agreement have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto constitutes an offer to sell or the solicitation of an offer to buy shares of Common Stock, shares of Series A Preferred Stock or any other securities of the Company.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

In accordance with the Merger Agreement, on July 28, 2026, effective immediately after the First Effective Time, Sheila Gujrathi was appointed to the Board as a director.

Sheila Gujrathi, M.D., age 55, has served as a member of our board of directors since July 2026. Dr. Gujrathi founded Vidya and served as its Executive Chair of the board of directors of Vidya from March 2023 until the Acquisition. She has served as founder and Chief Executive Officer of Prana Therapies since March 2023, and as founder and Executive Chair of the board of directors of Lila Biologics, Inc., a privately held biopharmaceutical company, since March 2023. Dr. Gujrathi has served as a member of the boards of directors of BlossomHill Therapeutics, Inc., a publicly held biopharmaceutical company, since May 2026, and Janux Therapeutics, Inc., a publicly held biopharmaceutical company, since March 2021. She has also served as Executive Chair of the board of directors of Generian Pharmaceuticals, Inc., a privately held biotechnology company, since May 2023. She previously served as Executive Chair of the board of directors of Ventyx Biosciences, Inc., a publicly held biopharmaceutical company, from May 2021 until its acquisition by Eli Lilly and Company in January 2026, chair of the board of directors of ADARx Pharmaceuticals, Inc., a privately held biopharmaceutical company, from June 2020 to January 2025, chair of the board of directors of ImmPACT Bio USA Inc., a privately held biotechnology company, from December 2021 until its acquisition by Lyell Immunopharma, Inc. in October 2024, a member of the board of directors of Turning Point Therapeutics, Inc. (acquired by Bristol-Myers Squibb Company in August 2022), a then-publicly held biopharmaceutical company, from November 2017 to March 2021, and chair of the board of directors of Turning Point from April 2019 to March 2021. Dr. Gujrathi previously served as a member of the board of directors of Five Prime Therapeutics, Inc. (acquired by Amgen, Inc. in April 2021) from December 2015 to June 2019 and as a member of the board of directors of Ambrx, Inc., a then-publicly held biopharmaceutical company, from February 2014 until its acquisition by Johnson & Johnson in June 2015. Dr. Gujrathi is a Co-Founder of Gossamer Bio, Inc., a publicly held biopharmaceutical company, and served as its President and Chief Executive Officer from July 2018 to November 2020 and as its President and Chief Operating Officer from October 2015 to June 2018 and as a member of its board of directors from October 2015 to November 2020. Previously, Dr. Gujrathi was the Chief Medical Officer of Receptos, Inc., a then-publicly held biopharmaceutical company, a position she held from June 2011 until its acquisition by Celgene Corporation in August 2015. Previously, Dr. Gujrathi worked at Bristol-Myers Squibb Company, where she served as Vice President of the Global Clinical Research Group in Immunology from August 2008 to June 2011. Previously, Dr. Gujrathi worked at Genentech, Inc., where she held roles of increasing responsibility in the Immunology, Tissue Growth and Repair clinical development group from October 2002 to July 2008. From 1999 until 2002, Dr. Gujrathi was a management consultant at McKinsey & Company in the healthcare practice, where she provided strategic advice on a variety of projects in the healthcare and pharmaceutical industry. Dr. Gujrathi received her B.S. in biomedical engineering and M.D. from Northwestern University. Dr. Gujrathi completed her internal medicine internship and residency at Brigham and Women’s Hospital, Harvard Medical School and is board certified in internal medicine. Dr. Gujrathi received additional training at the University of California, San Francisco and Stanford University in their Allergy and Immunology Fellowship Program.

We believe that Dr. Gujrathi is qualified to serve on our board of directors based on her leadership as Vidya’s Executive Chair and her extensive experience as a leader in the biopharmaceutical industry, including as a board member of multiple biotechnology and biopharmaceutical companies.

Except as described in the Merger Agreement, there are no arrangements or understandings between Ms. Gujrathi and any other person pursuant to which she was appointed as a director of the Company. Except as described below, Ms. Gujrathi is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) in connection with the Merger and the Financing referenced in Item 1.01 above. The Certificate of Designation provides for the creation of the Company’s Series A Preferred Stock.

Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise provided in the Certificate of Designation or as otherwise required by the General Corporation Law of the State of Delaware, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (ii) issue additional shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (iii) prior to the Automatic Conversion (as defined below), consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into, another Person in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company or surviving corporation or the parent entity of the Company or surviving corporation immediately after such transaction or in which the Company or the surviving corporation issues securities in such transaction that represent, or are convertible into securities representing, more than a majority of the voting power of the Company immediately before such transaction, (iv) prior to the stockholder approval of the Preferred Stock Conversion Proposal, authorize or issue any class or series of stock that has powers, preferences or rights that are senior to those of the Series A Preferred Stock, (v) amend, waive or modify the Merger Agreement in any manner that would be reasonably likely to prevent, impede or materially delay stockholder approval of the Preferred Stock Conversion Proposal or the Automatic Conversion (as defined below) or (vi) enter into any agreement with respect to any of the foregoing.

At 5:00 pm Eastern time on the third business day following stockholder approval of the Preferred Stock Conversion Proposal, each share of Series A Preferred Stock will automatically convert into 1,000 shares of Common Stock (the “Automatic Conversion”), subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided that following stockholder approval of the Preferred Stock Conversion Proposal, such Beneficial Ownership Limitation may be waived by each holder of Series A Preferred Stock upon written notice to the Company to be effective on the 61st day following receipt of such notice.

If at any time after the earlier of (i) the Stockholder Approval or (ii) nine months after the initial issuance of the Series A Preferred Stock, the Company fails to deliver to the holder of the Series A Preferred Stock shares of Common Stock underlying such shares of Series A Preferred Stock, then (other than in certain circumstances set forth in the Certificate of Designation), the Company will pay, at the request of such holder, an amount of cash by wire transfer of immediately available funds equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares, provided that the Company has funds legally available for such payment.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.

On July 29, 2026, the Company issued a press release related to the Merger and the Financing, and made available Vidya’s investor presentation to be used in general corporate communications and investor communications. Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 and the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Forward Looking Statements

Certain statements contained in this Form 8-K may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “designed to,” “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue,” “ongoing” or similar expressions, or the negative of such words, are intended to identify “forward-looking statements.” These forward-looking statements include, but are not limited to, statements regarding the Company, Vidya, the Financing and the Merger, including the closing of the Financing, if any, and the expected effects, perceived benefits or opportunities and related timing with respect thereto; expectations regarding or plans for the combined company’s pipeline, including its ongoing clinical trials and research and development programs; and expectations regarding the use of proceeds from the Financing and cash runway expectations therefrom, including such proceeds funding the combined company through key clinical milestones and the expected timing of such milestones. The Company has based these forward-looking statements on its current expectations and projections about future events. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to these differences include those above in this Current Report on Form 8-K and in the Company’s other filings with the SEC. Statements made herein are as of the date of the filing of this Current Report on Form 8-K with the SEC and should not be relied upon as of any subsequent date. Unless otherwise required by applicable law, the Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to include such financial statements by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to include such pro forma financial information by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated July 28, 2026, by and among Processa Pharmaceuticals, Inc., Venus Merger Sub I, Inc., Venus Merger Sub II, LLC and Vidya Therapeutics, Inc.

3.1	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock

10.1*	Form of Securities Purchase Agreement, dated as of July 28, 2026, by and among Processa Pharmaceuticals, Inc. and each investor listed on Exhibit A thereto

10.2	Form of Registration Rights Agreement, by and among Processa Pharmaceuticals, Inc. and the investors signatory thereto

99.1	Press Release issued on July 29, 2026 (furnished herewith)

99.2	Investor Presentation, dated July 29, 2026 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Processa Pharmaceuticals, Inc.

Date: July 29, 2026	By:	/s/ Russell Skibsted
	Name:	Russell Skibsted
	Title:	Chief Financial Officer